UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 15, 2010

Date of Report (Date of Earliest Event Reported)

PGI ENERGY FUND I SERIES 2010, INC.

(Exact name of registrant as specified in its charter)

TEXAS	333-168524	27-1980622
(State or other jurisdiction of Identification)	(Commission File Number)	(IRS Employer No.)

7322 SOUTHWEST FRWY. STE. 1100, HOUSTON, TX. 77074

Address

(713) 532-5649

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01. Other Events

Public Notice

On August 27, 2010 the Company issued an 8-K stating that while the Company became effective by operation of law on August 24, 2010, it would not offer for sale to the general public any of the Company’s securities until the SEC clears those comments. Notwithstanding the previous notice in Form 8 K, the Company has only issued shares to fulfill contractual obligations in the discharge of bonafide debt to its vendors consistent with working capital expenditures. Those vendors acknowledge they will not sell or distribute those shares into the public market until the SEC clears comments on the Company registration statement. The SEC continues to issue comments about the Company’s registration statement and the Company will not sell shares to the general public until the SEC clears the comments on the Company’s registration statement. This announcement appears as a matter of record and is not a solicitation or offer to purchase securities. The offering is made by prospectus only. Copies of the Prospectus may be obtained in any State in which this announcement is circulated where the undersigned may legally offer these securities in such State.

Item 9.01 Exhibit

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGI ENERGY FUND I SERIES 2010, INC.

By:	/s/ MARCELLOUS S. MCZEAL
Name:	MARCELLOUS S. MCZEAL
Title:	Chief Executive Officer

Dated:	12/15/2010